UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

Republic Property Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1280 Maryland Avenue, SW, Suite 280, Washington, District of Columbia		20024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-863-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 18, 2006, Republic Property Trust ("Trust") received a notice (the "Notice") terminating the development services rights provided for under the Development Services Rights and Management Services Rights Contribution Agreement, dated October 24, 2005, among Republic Properties Corporation (which is 85% owned by Richard L. Kramer and 15% owned by Steven A. Grigg, the Trust’s Chairman and Vice-Chairman of the Board, respectively), Republic Property Limited Partnership (the Trust’s operating partnership for which the Trust is the sole general partner and 88% owner) and 660 North Capitol Street Property LLC (the owner of the land parcel) (the "Agreement"). Under the Agreement, the Trust was to provide fee-based development and management services with respect to Republic Square II, which is located at 660 North Capitol Street, Washington, D.C. Any party to the Agreement can terminate the Agreement upon thirty days written notice. Pursuant to the Notice, the development services rights will be terminated as of January 17, 2007. This termination does not affect the management services rights under the Agreement, which will continue in effect unless and until terminated by any party with thirty days written notice to the other party.

Construction of Republic Square II has not yet commenced; the property remains an undeveloped parcel of land. The termination of the development services rights does not affect the Trust’s rights under the Option Agreement to purchase Republic Square II.

The Trust entered into the Agreement as part of the formation transactions consummated in connection with the Trust’s initial public offering. The development fee payable for Republic Square II would have been 3% of the development costs of the project, which costs would not have included land acquisition expenses, interest and loan expenses, and cash concessions to tenants. The Agreement was previously filed with the Securities and Exchange Commission on October 31, 2005 as Exhibit 10.6 to Amendment Number 1 to the Trust’s Registration Statement on Form S-11 filed in connection with its initial public offering.

Due to the termination of the Agreement, the Trust will write-off to depreciation and amortization expense approximately $36,000, which is the value of the development services rights as determined under U.S. generally accepted accounting principles.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust

December 21, 2006	By:	/s/ Gary R. Siegel

Name: Gary R. Siegel
Title: Chief Operating Officer